EXHIBIT 10.49

AMENDMENT TO
STOCK OPTION AGREEMENT
dated October 20, 2010

THIS AMENDMENT dated effective as of October 20, 2010 (“Amendment”), to each of the Incentive and Non-Qualified Stock Option Agreements, dated October 20, 2010 (the “Agreement”), is made by and between Cameron International Corporation (the “Company”) and the Participant (“Participant”), respecting each of the Participant’s Agreements;

WHEREAS, the Company and the Participant have heretofore entered into one or more of the Agreements; and

WHEREAS, the Agreements provided for ten year option term, but the Equity Incentive Plan had not yet been amended to provide for an option term of 10 years and at the time of grant permitted an option term of up to only seven years; and

WHEREAS, the Company and the Participant desire to amend each Agreement, separately and respectively, in order to bring each Agreement into compliance with the terms of the Equity Incentive Plan;

NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreement set forth herein, the Company and the Participant hereby agree, effective as of October 20, 2010, that each Participant’s Agreement, separately and respectively, shall be amended as hereafter provided:

1. Section 4 shall be deleted in its entirety and replaced with the following:

4.           Vesting.  The Option granted pursuant to the Agreement (“Option”) may be exercised, in whole or in part, but only as to the number of Shares as to which the right to exercise has vested at the time of exercise, during the period beginning October 20, 2011 (one year from the date on which it was granted), and ending October 20, 2017 (seven years from the date on which Option was granted.).

2.           This Amendment shall supersede any prior agreement between the Company and Participant relating to the subject matter of this Amendment and shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and all persons lawfully claiming under the Participant.

3.           As amended hereby, the Agreement is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment, effective as of October 20, 2010.

CAMERON INTERNATIONAL CORPORATION
/s/ William C. Lemmer
Name:	William C. Lemmer
Title:	Senior Vice President and General Counsel
Date:	July 31, 2011
AGREED TO AND ACCEPTED “PARTICIPANT”
Signature:
Print Name: